Exhibit 10.4

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY COMPARABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN EXEMPTION UNDER THE ACT.

PROMISSORY NOTE AND SECURITY AGREEMENT

$3,450,000.00	February 20, 2018

FOR VALUE RECEIVED, STANDARD OUTDOOR SOUTHEAST II LLC, a Delaware limited liability company (“Maker”), hereby unconditionally promises to pay to the order of VISTA OUTDOOR CORPORATION, a Georgia corporation (herein called, together with its successors and assigns, “Holder”), in lawful money of the United States and in immediately available funds, the principal sum of Three Million Four Hundred Fifty Thousand and No/100 Dollars ($3,450,000.00), together with all accrued and unpaid interest thereon, in the amounts, at the times, in the manner and subject to the terms and conditions set forth in this Promissory Note and Security Agreement (this “Note”).

1.         Payment Terms and Conditions.

(a)          Commencing on the date hereof, interest on the outstanding principal amount evidenced by this Note shall accrue at a per annum rate of five percent (5.00%).  Interest shall be computed hereunder based on a 360-day year, and shall accrue for each and every day on which any indebtedness remains outstanding hereunder consisting of twelve months of 30 days each.

(b)          Borrower shall make principal payments as follows:

Date	Principal Payment Amount
March 1, 2019	$900,000
The 1st day of each month from April 2019 through and including February 2022	See attached Schedule 1 under Total Payment column

(c)          On March 1, 2022 (the “Maturity Date”), a payment equal to the entire unpaid principal balance hereof, together with any and all accrued interest thereon and any other amounts due hereunder shall be immediately payable.

(d)          Payments shall be made payable to Holder by, at the option of Maker, wire transfer or ACH deposit and sent to such business account, address, or other place as Holder may determine in its sole discretion.  All payments required to be made hereunder shall be made on the date when due in immediately available United States funds without notice, demand, right of offset, counterclaim, abatement, postponement, diminution or deduction, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

(e)          Maker may prepay the principal balance of this Note, in whole or in part, without charge at any time on or after January 1, 2020.  Each such prepayment shall be applied in the direct order of maturity.

(f)           If any day on which a principal or interest payment is due is not a Business Day, such payment shall be due and payable on the immediately succeeding Business Day.  “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in New York, New York are authorized or required by law to be closed.

2.         Loan Documents.  Simultaneously with Maker’s execution of this Note, Maker shall execute and deliver to Holder (a) a certificate executed by Maker’s secretary or other officer whereby such party affirms that attached to such certificate is (i) an accurate copy of the resolutions authorizing the borrowing of monies, the granting of liens and all other matters set forth in or contemplated by this Note and the other documents evidencing, securing or otherwise related to this Note (collectively, the “Loan Documents”), (ii) a copy of the organizational documents of Maker in effect on the date hereof, (iii) an incumbency and signature certification, and (iv) an opinion of counsel acceptable to Holder; and (b) such other agreements, documents and assurances as Holder may reasonably request in connection with the transactions described in or contemplated by the Loan Documents or as deemed necessary or desirable by Holder to perfect its security interest in any Collateral (defined below).

3.         Security.  For valuable consideration and to secure the prompt payment and performance in full of all of the obligations under this Note, Maker grants to Holder and so pledges and assigns to Holder a first priority security interest in the following properties, assets and rights of Maker, wherever located, whether now owned or hereafter acquired or arising: (a) the outdoor advertising equipment, ground leases, and other equipment and assets listed on Exhibit A, attached hereto (the “Specified Equipment”); (b) all faces and displays (whether static or multi-faced (mechanical or electronic)), accessions, attachments, enhancements, repairs, and accessories to any of the Specified Equipment, whether added now or later; (c) all proceeds of any of the Specified Equipment; (d) all advertising contracts, which shall include all rights which Maker has to receive money in the nature of rental, royalties, license, advertising or marketing fees, or in whatever manner designated or named for the use solely of the Specified Equipment by advertisers, whether now in existence or later created; and (e)  any records and data relating to any of the foregoing, whether in the form of a writing, photograph, scan, or electronic media (the “Collateral”).

4.         Representations and Warranties.  To induce Holder to accept this Note, Maker represents and warrants that (a) Maker is duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to make, deliver and perform this Note, (b) the execution, delivery and performance by Maker of this Note have been duly authorized and do not and will not violate or conflict with its organizational documents or, in any material respect, any law, rule, regulation or order binding on Maker or any agreement or instrument to which Maker is a party or which may be binding on Maker, (c) this Note has been duly executed by an authorized officer of Maker and constitutes a legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as may be limited by principles of equity, (d) no authorization, consent, approval, license or exemption from, or filing or registration with, any court or government or governmental agency is or will be necessary to the valid execution, delivery or performance by Maker of this Note, (e) the exact legal name of Maker is set forth in the introductory paragraph of this Note, and (f) the loan evidenced hereby constitutes a business loan under applicable law.

5.         Covenants.  Until such time as all obligations hereunder have been paid in full, Maker hereby covenants and agrees with Holder that Maker shall (a) preserve and maintain its separate legal existence and all rights, franchises, licenses, permits, approvals and privileges of all governmental authorities and other persons necessary to the conduct of its business; (b) observe and remain in compliance with all of the terms and conditions of its organizational documents and all requirements of law, in each case, as necessary to the conduct of its business; (c) keep and maintain complete and accurate books and records of all Collateral in form and substance reasonably satisfactory to Holder; (d) give Holder prompt written notice of the commencement of, or the threat in writing by any person to commence, any action (including self-help) or proceeding for the purpose of enforcing or protecting any actual or alleged lien upon or security interest in any of the Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Collateral; and (e) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Holder may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable Holder to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

6.         Events of Default.  Each of the following events shall constitute an event of default (an “Event of Default”) hereunder:  (a) Maker shall fail to make any payment of principal or interest hereunder on the date such payment is due, and such failure to make such payments of principal or interest remains unremedied for at least five (5) Business Days following the date of written notice of such default from Holder; (b) Maker shall admit in writing its inability to pay its debts generally, or shall make any general assignment of the benefit of its creditors, or if any proceeding shall be instituted by or against Maker seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, protection, readjustment, relief or composition of it or its debts under any law or statute in any jurisdiction relating to bankruptcy, insolvency, receivership, or reorganization or relief of debtors, whether now or hereafter in effect, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Maker or for any substantial part of its property, or any procedure for the relief of financially distressed debtors; and (c) Maker shall be in default under any non-monetary obligations set forth herein and such default shall continue for a period that is thirty (30) days following the date of written notice of such default from Holder.

7.         Remedies upon Default.  Holder shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Holder shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.  Except as may be prohibited by applicable law, all of Holder’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Holder to pursue any remedy will not constitute a waiver of its rights to pursue other remedies and an election to make expenditures or to take action to perform an obligation of Maker under this Agreement, after Maker’s failure to perform, shall not affect Holder’s right to declare a Default and exercise its remedies.  In addition and without limitation, if an Event of Default shall have occurred and be continuing, Holder may exercise any one or more of the following rights and remedies:

(a)          in addition to the rights and remedies set forth elsewhere in this Note, at the election of Holder, in its discretion, all of the indebtedness evidenced hereby shall be immediately due and payable, and Holder may further exercise all rights and remedies available to Holder under this Note or under applicable law or at equity.

(b)          Holder may require Maker to: (i) deliver to Holder or its designee all or any portion of the Collateral; (ii) assign all of Maker’s rights, privileges, title, and interest to any and all city, county, state, federal, or other permits, tags, licenses, certificates, and any other documents, instruments, agreements, or rights necessary or desirable in order for Holder or its designee to continue to maintain and operate solely Specified Equipment or which are necessary or beneficial to the construction, maintenance, operation, relocation, or removal solely of Specified Equipment; (iii) assign all advertising contracts in whatever manner designated or named solely for the use of the Specified Equipment by advertisers, whether now in existence or later created; or (iv) assemble all paperwork and records relating to the Collateral and make it available to Holder at a place to be designated by Holder.  Holder also shall have full power to enter upon the property of Maker to take possession of, operate, and remove the Collateral.

(c)          Holder shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Holder’s own name or in that of Maker.  Holder may sell the Collateral at public auction or private sale.  Unless the Collateral threatens to decline speedily in value or is a type customarily sold on a recognized market, Holder will give Maker reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made.  The requirements of reasonable notice shall be met if such notice is given at least fifteen (15) days before the time of the sale or disposition.  All expenses relating to the disposition of the Collateral, including the expenses of retaking, holding, insuring, preparing for sale, and selling the Collateral, shall become a part of the obligations secured by this Note and shall be payable on demand.

(d)          Insofar as the proceeds of the Specified Equipment consists of Accounts, General Intangibles, Payment Intangibles, insurance policies, Instruments, Chattel Paper, choses in action, or similar property, Holder may demand, collect, receive, settle, compromise, adjust, sue for, foreclose, or realize on such Collateral as Holder may determine, whether or not any indebtedness then due.  For these purposes, Holder may, on behalf of and in the name of Maker, receive, open, and dispose of mail addressed to Maker; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments, and items pertaining to payment, shipment, or storage of any Collateral.  To facilitate collection, Holder may notify account debtors and obligors on any Collateral to make payments directly to Holder.

(e)          If Holder chooses to sell any or all of the Collateral, Holder may obtain a judgment against Maker for any deficiency remaining on the obligations due to Holder after application of all amounts received from the exercise of the rights provided in this Agreement.  Maker shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or Chattel Paper.

With respect to any city, county, state, federal, or other permits, tags, licenses, certificates, and any other documents, instruments, agreements, or rights that does not related solely to Specified Equipment, Maker does hereby grant to Holder a non-exclusive, royalty free license, solely to the extent such interests may be licensed or assigned, to use all of Maker’s rights, privileges, title, and interest to any and all city, county, state, federal, or other permits, tags, licenses, certificates, and any other documents, instruments, agreements, or rights necessary or desirable in order for Holder or its designee to continue to maintain and operate the Specified Equipment or which are necessary or beneficial to the construction, maintenance, operation, relocation, or removal of the Specified Equipment.  Such license is given solely for use by Holder in connection with its exercise of its rights under this Section 7.

Each right, power, and remedy of Holder as provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Holder of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Holder of any or all such other rights, powers, or remedies.  If any Event of Default (other than under Section 6(a)) occurs, Holder may, in its discretion, exercise all rights and remedies available to Holder under this Note or under applicable law or at equity.

8.         Insurance. Maker shall obtain customary insurance on the Specified Equipment. Maker shall name the Holder as an additional insured on the insurance policies for the Specified Equipment. Maker shall furnish a certificate of insurance to the Holder upon the Holder’s written request.

9.         No Waiver by Holder.  No delay, indulgence, departure, extension of time for payment, acceptance of a partial or past due installment or any other act or omission by Holder with respect to Maker shall: (a) release, discharge, modify, change or otherwise affect the original liability of Maker; (b) be construed as a novation or reinstatement of the indebtedness evidenced hereby, or be construed as a waiver of any right of acceleration or the right of Holder to insist upon strict compliance with the terms hereof; or (c) preclude Holder from exercising any right, privilege or power granted herein or by law or at equity.  Maker hereby expressly waives the benefit of any statute or rule of law or equity, whether nor or hereafter provided, which would produce a result contrary to or in conflict with the foregoing.  No right, power or remedy conferred upon or reserved to Holder herein is intended to be exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy given thereunder or now or hereafter existing.

10.       Waivers.  Presentment for payment, demand, protest and notice of demand, protest, nonpayment, dishonor, acceleration and intent to accelerate and all other notices whatsoever are hereby waived by Maker, which  further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by any applicable laws, both as to itself and in and to all of its property against the enforcement and collection of the obligations evidenced by this Note.

11.       Costs and Expenses.  Maker shall pay on demand all costs, fees and expenses, including, without limitation, reasonable, out-of-pocket attorneys’ fees, actually incurred by Holder in connection with any enforcement action by Holder, whether by or through an attorney at law or in an action in a bankruptcy, insolvency or other judicial proceeding.

12.       Miscellaneous.

(a)          The rights and obligations of Maker and Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, administrators and transferees of the parties.  Maker may not assign any of its rights or obligations hereunder without the prior written consent of Holder, such consent not to be unreasonably withheld, delayed or conditioned.  Holder may not assign or transfer all or any of its rights or obligations under this Note without the prior written consent of Maker, such consent not to be unreasonably withheld, delayed or conditioned. Except as otherwise expressly provided in this Note, any provision of this Note may be modified or supplemented only by an instrument in writing signed by Maker and Holder.  Any deviation from any provision of this Note may be waived or approved only by a written instrument signed by Holder and Maker.

(b)          This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia, without giving effect to principles of conflict of laws that would cause the laws of another state to apply.  Maker acknowledges and agrees that any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with this Note shall be brought only in a state court or federal court located in the State of Georgia, and Maker hereby consents to the jurisdiction of such courts in any such action, suit or proceeding and irrevocably waives, to the fullest extent possible under applicable law, any objection that it may now or hereafter have to the laying of venue in any such court that such action, suit or proceeding has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world.

(c)          All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

(d)          In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by the Maker or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal.  It is the express intent hereof that the undersigned not pay, and Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by the undersigned under applicable law.

(e)          In case this Note is collected by law, or through an attorney at law, all costs of collection, including attorneys’ fees, shall be paid by the Maker.

(f)           If any provision of this Note is, for any reason and to any extent, invalid or unenforceable, then the remaining provisions of this Note, and the application of the provision determined to be unenforceable to other circumstances, shall not, at the election of the party for whom the benefit of the unenforceable provision exists, be affected thereby, but instead shall be enforceable to the maximum extent permitted by applicable law.

(g)          TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF MAKER AND, BY ITS ACCEPTANCE HEREOF, HOLDER WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE.

(h)          Any notice, request, correspondence or other document required or permitted to be given or delivered to Holder or Maker shall be delivered or shall be sent by certified mail, postage prepaid, overnight delivery, or personal delivery to Holder at by USPS: PO Box 668, Woodbine, GA 31569 or by UPS/Fed X to 890 East 4th St., Woodbine, GA 31569, attention Craig Root, and to Maker at 1521 Concord Pike, Suite 301, Wilmington, DE  19803, attention Ian Estus, or to such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 12(h).

13.       Electronic Signatures.  For purposes of this Note, the displayed or printed image of a manually signed document (or signature page thereto) transmitted by any electronic means, including by facsimile machine or as a scanned attachment to e-mail, is to be treated as an original document, the signature of any person reproduced in the displayed or printed image, for purposes hereof, is to be considered as an original signature, and such image has the same binding effect as an original document bearing an original manual signature.  At the request of any party hereto, any document so transmitted is to be re-executed in original form by the persons who executed the transmitted document.

[Signature page follows]

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by a duly authorized representative as of the day and year first above written.

“MAKER”:

STANDARD OUTDOOR SOUTHEAST II LLC

By:	/s/ Ian W. Estus
Name: Ian W. Estus
Title: President

ACKNOWLEDGED, AGREED AND ACCEPTED

“HOLDER”:

VISTA OUTDOOR CORPORATION

By:	/s/ Craig Root
Name: Craig Root
Title: President

[Signature Page to Promissory Note and Security Agreement]

EXHIBIT A

COLLATERAL

[The confidential material contained in this Exhibit has been omitted and has been separately filed with the Commission.]

SCHEDULE 1

INSTALLMENTS

Date	Total Payment	Interest Portion	Principal Portion	Principal Balance
2/20/2018	$-	$-	$-	$3,450,000.00
3/1/2019	1,077,770.83	177,770.83	900,000.00	2,550,000.00
4/1/2019	$76,425.79	10,625.00	$65,800.79	2,484,199.21
5/1/2019	$76,425.79	10,350.83	$66,074.96	2,418,124.25
6/1/2019	$76,425.79	10,075.52	$66,350.27	2,351,773.98
7/1/2019	$76,425.79	9,799.06	$66,626.73	2,285,147.26
8/1/2019	$76,425.79	9,521.45	$66,904.34	2,218,242.91
9/1/2019	$76,425.79	9,242.68	$67,183.11	2,151,059.81
10/1/2019	$76,425.79	8,962.75	$67,463.04	2,083,596.77
11/1/2019	$76,425.79	8,681.65	$67,744.13	2,015,852.63
12/1/2019	$76,425.79	8,399.39	$68,026.40	1,947,826.23
1/1/2020	$76,425.79	8,115.94	$68,309.84	1,879,516.39
2/1/2020	$76,425.79	7,831.32	$68,594.47	1,810,921.92
3/1/2020	$76,425.79	7,545.51	$68,880.28	1,742,041.64
4/1/2020	$76,425.79	7,258.51	$69,167.28	1,672,874.36
5/1/2020	$76,425.79	6,970.31	$69,455.48	1,603,418.88
6/1/2020	$76,425.79	6,680.91	$69,744.88	1,533,674.00
7/1/2020	$76,425.79	6,390.31	$70,035.48	1,463,638.52
8/1/2020	$76,425.79	6,098.49	$70,327.29	1,393,311.23
9/1/2020	$76,425.79	5,805.46	$70,620.32	1,322,690.91
10/1/2020	$76,425.79	5,511.21	$70,914.58	1,251,776.33
11/1/2020	$76,425.79	5,215.73	$71,210.05	1,180,566.28
12/1/2020	$76,425.79	4,919.03	$71,506.76	1,109,059.52
1/1/2021	$76,425.79	4,621.08	$71,804.71	1,037,254.81
2/1/2021	$76,425.79	4,321.90	$72,103.89	965,150.92
3/1/2021	$76,425.79	4,021.46	$72,404.33	892,746.59
4/1/2021	$76,425.79	3,719.78	$72,706.01	820,040.58
5/1/2021	$76,425.79	3,416.84	$73,008.95	747,031.63
6/1/2021	$76,425.79	3,112.63	$73,313.16	673,718.47
7/1/2021	$76,425.79	2,807.16	$73,618.63	600,099.85
8/1/2021	$76,425.79	2,500.42	$73,925.37	526,174.48
9/1/2021	$76,425.79	2,192.39	$74,233.39	451,941.08
10/1/2021	$76,425.79	1,883.09	$74,542.70	377,398.38
11/1/2021	$76,425.79	1,572.49	$74,853.29	302,545.09
12/1/2021	$76,425.79	1,260.60	$75,165.18	227,379.90
1/1/2022	$76,425.79	947.42	$75,478.37	151,901.53
2/1/2022	$76,425.79	632.92	$75,792.86	76,108.67
3/1/2022	$76,425.79	317.12	$76,108.67	-